Exhibit 99.3

Consent Solicitation Statement

Solicitation of Consents relating to

a Proposed Waiver under the Indenture

Governing its $500,000,000 Aggregate Principal Amount of

Zero Coupon Senior Convertible Notes due 2008

(CUSIP Nos. 589405 AD 1 and 589405 AC 3)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 18, 2005, UNLESS OTHERWISE EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “CONSENT DATE”). CONSENTS MAY BE REVOKED ON THE TERMS AND CONDITIONS SET FORTH HEREIN.

Subject to the terms and conditions set forth in this Consent Solicitation Statement and the related Letter of Consent, Mercury Interactive Corporation, a Delaware corporation (“Mercury”), is hereby soliciting consents (such solicitation being referred to herein as the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of Mercury’s Zero Coupon Senior Convertible Notes due 2008 (CUSIP Nos. 589405 AD 1 and 589405 AC 3) (the “Notes”), issued and outstanding under the Indenture dated as of April 29, 2003 (the “Indenture”), by and among Mercury, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”).

The purpose of the Consent Solicitation is to obtain a waiver (the “Proposed Waiver”) through the Waiver Expiration Date (as defined below) of any Default or Event of Default (as such terms are defined in the Indenture) arising from a failure to comply with the covenant set forth in Section 7.04 of the Indenture, which requires Mercury to file with the Trustee the reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within 15 days after they are required to be filed with the Securities and Exchange Commission. For a more detailed description of the purpose of the Consent Solicitation and a more detailed description of the Proposed Waiver, see “Purpose and Background of the Consent Solicitation” and “The Proposed Waiver” below.

If validly executed consents from Holders of a majority of the aggregate principal amount outstanding of Notes (the “Requisite Consents”) are received (and not revoked) on or prior to the Consent Date, Mercury will, as promptly as practicable after the Consent Date, pay to each Holder from whom a properly executed, unrevoked and completed Letter of Consent is received by the Tabulation Agent on or prior to the Consent Date (a “Consenting Holder”) a fee (the “Consent Fee”) equal to $75.00 in cash for each $1,000 in principal amount of Notes with respect to which a consent is received from such Consenting Holder and not revoked on or prior to the Consent Date.

Payment of the Consent Fee is subject to satisfaction or waiver of certain conditions described below. See “The Consent Solicitation — Conditions to the Consent Solicitation” below.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on October 7, 2005, and the term “Holder” means each person shown on the records of the registrar for the Notes as a registered holder on the Record Date.

The Tabulation Agent for the Consent Solicitation is:

MacKenzie Partners, Inc.

October 7, 2005

The Proposed Waiver will become effective promptly following receipt by Mercury of valid and unrevoked consents from Holders representing a majority of the outstanding aggregate principal amount of Notes (which may occur prior to the Consent Date if the Requisite Consents are received before then) and the satisfaction (or waiver by Mercury) of the conditions described under the caption “The Consent Solicitation — Conditions to the Consent Solicitation”.

For purposes of determining the Requisite Consents with respect to the Notes, the aggregate outstanding principal amount of the Notes is $500,000,000.

Only Holders whose properly executed Letters of Consent are received by the Tabulation Agent on or prior to the Consent Date and who do not revoke their consent will be entitled to receive the Consent Fee in the event the Proposed Waiver becomes effective. All other Holders will not be entitled to receive the Consent Fee but will be bound by the Proposed Waiver if it becomes effective. Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, Mercury will pay the Consent Fee to the Consenting Holders as promptly as practicable after the Consent Date.

Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent and to give their consent to the Proposed Waiver by properly completing and executing the accompanying Letter of Consent in accordance with the instructions set forth herein and therein.

Mercury expressly reserves the right, in its sole discretion and regardless of whether any of the conditions described under “The Consent Solicitation — Conditions to the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the effectiveness of the Proposed Waiver to (i) terminate the Consent Solicitation for any reason, (ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Consent Date, (iv) amend the terms of the Consent Solicitation, or (v) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. See “The Consent Solicitation — Consent Date; Extensions; Amendment.” No Consent Fee will be paid if the Requisite Consents are not received, if the Consent Solicitation is terminated or if the Proposed Waiver does not otherwise become effective for any reason.

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent will be counted notwithstanding any transfer of the Notes to which such Letter of Consent relates, unless the procedure for revoking consents described herein and in the Letter of Consent has been complied with.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

Capitalized terms used in this Consent Solicitation Statement that are not otherwise defined herein have the meanings set forth in the Indenture.

IMPORTANT

Only Holders are eligible to consent to the Proposed Waiver. Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner. For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Holders who wish to consent must deliver their properly completed and executed Letter of Consent to the Tabulation Agent as set forth on the back cover page of this Consent Solicitation Statement and in the Letter of Consent in accordance with the instructions set forth herein and therein. Consents should not be delivered to Mercury or the Trustee. However, Mercury reserves the right to accept any consent received by Mercury or the Trustee. Under no circumstances should any person tender or deliver Notes to Mercury, the Trustee or the Tabulation Agent or any other party at any time.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by Mercury, the Trustee or the Tabulation Agent or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Please handle this matter through your bank or broker. Questions concerning the terms of the Consent Solicitation should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof. Requests for assistance in completing and delivering Letters of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

MERCURY

Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners.

PURPOSE AND BACKGROUND OF THE CONSENT SOLICITATION

Purpose

The purpose of the Consent Solicitation is to obtain a waiver for a limited time of the application of the covenant set forth in Section 7.04 of the Indenture (the “Reporting Covenant”), which requires Mercury to file with the Trustee certain reports required to be filed pursuant to the Exchange Act within 15 days after they are required to be filed with the Securities and Exchange Commission.

Background

On July 5, 2005, Mercury announced that in response to an informal inquiry of the Securities and Exchange Commission entitled “In the Matter of Certain Option Grants”, which was initiated in November 2004, its board of directors had appointed a special committee consisting of disinterested members of its audit committee to conduct an internal investigation relating to past stock option grants. Mercury announced that the special committee was being assisted by independent legal counsel and accounting experts to assist in the investigation. On August 8, 2005, Mercury announced that it would delay the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2005 pending the completion of the special committee’s investigation and that it believed it to be highly likely that Mercury would need to restate its historic GAAP financial statements. Failure to file the quarterly report on Form 10-Q for the quarter ended June 30, 2005 in a timely manner constituted a Default under the Indenture, and at the date of this Consent Solicitation Statement, such Default is continuing.

On August 29, 2005, Mercury announced that the Trustee had provided notice to Mercury of the Default under the Indenture resulting from the failure to comply with the Reporting Covenant. On the same date, the Trustee delivered an identical notice relating to Mercury’s $300,000,000 4.75% Convertible Subordinated Notes due 2007 (the “2007 Notes”). Receipt of these notices did not result immediately in an Event of Default under the Indenture or the indenture governing the 2007 Notes (the “2007 Note Indenture”) or immediate acceleration of the Notes or the 2007 Notes. However, pursuant to the terms of the Indenture, an Event of Default will occur, and the Trustee or the holders of 25% of the principal amount of the Notes will have the right to accelerate the Notes, if Mercury fails to comply with the Reporting Covenant by October 25, 2005. Identical provisions will apply and permit acceleration of the 2007 Notes.

On August 29, 2005, Mercury announced that its special committee had determined that its previously issued financial statements for the fiscal years 2002, 2003 and 2004, included in Mercury’s Annual Report on Form 10-K for the year ended December 31, 2004, the Quarterly Reports on Form 10-Q filed with respect to each of those fiscal years and the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2005 should not be relied upon and would be restated. Mercury also announced that it would be revising the previously reported financial information included in its press release of July 28, 2005 and its Current Report on Form 8-K dated August 17, 2005 and that it had determined that it was highly likely that Mercury had a material weakness in internal control over financial reporting as of December 31, 2004. In addition, Mercury announced that it would delay the issuance of financial statements for the quarter ended June 30, 2005 until completion of the special committee investigation which it did not expect to be able to complete until November 2005.

Although the special committee intends to complete the investigation as soon as practicable and Mercury intends to resume compliance with the Reporting Covenant promptly thereafter, Mercury cannot determine when the investigation will be completed and when the existing Default will be cured by complying with the Reporting Covenant. If (i) the Proposed Waiver were to not become effective, (ii) Mercury were to not cure this existing Default under the Indenture by October 25, 2005 and (iii) an acceleration of the notes were to occur, Mercury might then be unable to satisfy its payment obligations under the Notes.

Consequently, subject to the terms and conditions of the Consent Solicitation as set forth in this Consent Solicitation Statement and the related Letter of Consent, Mercury is requesting the Proposed Waiver in consideration of the payment by Mercury of the Consent Fee in order to allow the special committee sufficient time to conclude the independent investigation, and in order to allow Mercury sufficient time to resume compliance with the Reporting Covenant, without the possibility of an acceleration of the Notes arising from its failure to comply with the Reporting Covenant. Mercury is seeking an identical waiver from the holders of the 2007 Notes.

THE PROPOSED WAIVER

Mercury is soliciting the waiver of any Default or Event of Default that has arisen or may arise under the Indenture as a result of a failure by Mercury to comply fully with the Reporting Covenant at any time prior to the Waiver Expiration Date; provided, however, that the Proposed Waiver would not be effective with respect to any Default or Event of Default that would exist after the close of business on the Waiver Expiration Date if Mercury fails to comply fully with the provisions of the Reporting Covenant by the close of business on such date. “Waiver Expiration Date” means March 31, 2006. The Proposed Waiver is set forth in the Letter of Consent. Copies of the Letter of Consent and the Indenture are available upon request to the Tabulation Agent.

THE CONSENT SOLICITATION

Overview

The Proposed Waiver will be effective promptly following receipt by Mercury of valid and unrevoked consents from Holders representing a majority of the outstanding aggregate principal amount of Notes (which may occur prior to the Consent Date if the Requisite Consents are received before then). It is a condition to the effectiveness of the Proposed Waiver that Mercury obtain a similar waiver from the holders of the 2007 Notes.

If the Proposed Waiver becomes effective, it will be binding on all Holders and their transferees, regardless of whether such Holders have consented to the Proposed Waiver.

Failure to deliver a Letter of Consent will have the same effect as if a Holder had chosen not to give its consent with respect to the Proposed Waiver. Mercury will provide notice to Holders of receipt of the Requisite Consents (if the Requisite Consents have been received) on or after the Consent Date.

The delivery of a Letter of Consent will not affect a Holder’s right to sell or transfer the Notes. If a Holder delivers a consent and subsequently transfers its Notes prior to the Consent Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such Holder, unless the consent with respect to such Notes has been validly revoked at any time prior to the effectiveness of the Proposed Waiver (which may occur prior to the Consent Date).

Beneficial owners of the Notes who wish to provide a consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute promptly and deliver a Letter of Consent on behalf of the beneficial owner on or prior to the Consent Date.

Consent Fees

If the Requisite Consents are received and not revoked, and all of the conditions described herein are satisfied or waived by Mercury, on or prior to the Consent Date, Mercury will pay (directly or through an agent) to each Consenting Holder, the Consent Fee as promptly as practicable after the Consent Date. The Consent Fee to be paid to each Consenting Holder is $75.00 in cash per $1,000 in principal amount of Notes with respect to which a consent is received from such Consenting Holder and not revoked on or prior to the Consent Date.

Waiver Expiration Date

If the Requisite Consents are received and not revoked, and all of the conditions described herein are satisfied or waived by Mercury, on or prior to the Consent Date, the Proposed Waiver will become effective immediately and shall remain effective until the Waiver Expiration Date.

Record Date

The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on October 7, 2005. This Consent Solicitation Statement and the accompanying Letter of Consent are being sent to all Holders. Mercury reserves the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

The obligations of Mercury to accept validly executed, delivered and unrevoked consents and pay the Consent Fee with respect thereto are subject to (i) Requisite Consents having been received (and not revoked) on or prior to the Consent Date, (ii) similar consents having been received (and not revoked) by the holders of more than 50% of the outstanding 2007 Notes, and (iii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Waiver or the payment of the Consent Fee or that would question the legality or validity thereof.

If any of the preceding conditions are not satisfied on or prior to the Consent Date, Mercury may, in its sole discretion and without giving any notice, allow the Consent Solicitation to lapse or extend the solicitation period and continue soliciting consents to the Consent Solicitation or waive the condition. Subject to applicable law, the Consent Solicitation may be abandoned or terminated at any time prior to the Proposed Waiver becoming effective for any reason, in which case any consents received will be voided and no Consent Fee will be paid.

Consent Date; Extensions; Amendment

The term “Consent Date” means 5:00 p.m., New York City time, on October 18, 2005, unless Mercury, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Consent Date” means the latest time and date to which the Consent Solicitation is extended. In order to extend the Consent Date, Mercury will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Date. Mercury may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

If the Consent Solicitation is amended or modified in a manner determined by Mercury to constitute a material change to the Holders, Mercury will promptly disclose such amendment or modification in a manner deemed appropriate and may, if appropriate, extend the Consent Solicitation for a period deemed by it to be adequate to permit the Holders to deliver and/or revoke their consents.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, Mercury expressly reserves the right, in its sole discretion and regardless of whether any of the conditions described above under “— Conditions to the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the effectiveness of the Proposed Waiver, to (i) terminate the Consent Solicitation for any reason, (ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Consent Date with respect to the Consent Solicitation, (iv) amend the terms of the Consent Solicitation, or (v) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation.

Procedures for Consenting

All Letters of Consent that are properly executed and received by the Tabulation Agent on or prior to the Consent Date and not timely revoked will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Proposed Waiver should so indicate by signing and dating the accompanying Letter of Consent included herewith and delivering it to the Tabulation Agent at the address set forth in the Letter of Consent, in accordance with the instructions contained herein and therein. Signatures must be guaranteed in accordance with paragraph 6 of the instructions in the Letter of Consent.

The Letter of Consent must be executed in exactly the same manner as the name of the Holder appears on the Notes. An authorized Participant must execute the Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such

Holders must sign the Letter of Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Mercury of such person’s authority to so act. If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration. If a Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Mercury to execute the Letter of Consent on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.

If a consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Letter of Consent the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the consent relates. Otherwise, the consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Letter of Consent (or photocopy thereof) for such Holder’s Notes and deliver such Letter of Consent to the Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission at the address or facsimile number of the Tabulation Agent set forth on the back cover page hereof. Delivery of Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Letter of Consent is received prior to the Consent Date. Under no circumstances should any person tender or deliver Notes to Mercury, the Trustee or the Tabulation Agent or any other party at any time.

Mercury reserves the right to receive Letters of Consent by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by Mercury whose determinations will be binding. Mercury reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of Mercury’s counsel, be unlawful. Mercury also reserves the right to waive any irregularities in connection with deliveries, which Mercury may require to be cured within such time as Mercury determines. None of Mercury, the Trustee, the Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Mercury’s interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Letter of Consent and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

All properly completed and executed Letters of Consent received prior to the Consent Date will be counted, notwithstanding any transfer of any Notes to which such Letter of Consent relates, unless Mercury receives from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent at any time prior to the effectiveness of the Proposed Waiver (which may occur prior to the Consent Date). Any notice of revocation received after the Proposed Waiver becomes effective will not be effective, even if received prior to the Consent Date. A consent to the Proposed Waiver by a Holder will bind the Holder and every subsequent holder of such Notes or portion of such Notes, even if notation of the consent is not made on such Notes.

A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the consent to the Proposed Waiver. To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (i) signed in the same manner as the original Letter of Consent or (ii) accompanied by a duly executed proxy or other authorization (in form satisfactory to Mercury). All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

Information and Tabulation Agent

Mercury has retained MacKenzie Partners, Inc. to act as information agent and tabulation agent with respect to the Consent Solicitation (the “Tabulation Agent”). For the services of the Tabulation Agent, Mercury has agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to Mercury or the Trustee.

Fees and Expenses

Mercury will bear the costs of the Consent Solicitation. Mercury will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation. Mercury will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to beneficial owners of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Consent Solicitation. This tax disclosure was written in connection with the solicitation by Mercury of consents to the Proposed Waiver, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Internal Revenue Code. Holders should seek their advice based on their particular circumstances from an independent tax adviser.

The following summary describes certain U.S. federal income tax consequences of the Consent Solicitation. This discussion applies only to Notes held as capital assets, and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding Notes as part of a hedge or other integrated transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons subject to the alternative minimum tax.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations in effect as of the date hereof, changes to any of which subsequent to the date of this Consent Solicitation Statement may affect the tax consequences described herein. Holders are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Tax Considerations for Consenting U.S. Holders

Deemed Exchange of Notes

If the Requisite Consents are received and the Proposed Waiver becomes effective, Consenting Holders will be deemed to have exchanged the Notes (“Old Notes”) for new Notes (“New Notes”), because the Consent Fee will result in a change in the yield of the Notes that is considered a “significant modification” of the Notes. This deemed exchange will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder will generally realize gain or loss on such deemed exchange in an amount equal to the difference (if any) between the amount realized on the deemed exchange and such U.S. Holder’s adjusted tax basis in the Old Notes. Provided that the Consent Fee is treated as additional consideration in the deemed exchange (as discussed below), the amount realized would equal the sum of the amount of the Consent Fee and the “issue price” of the New Notes (other than amounts treated as received with respect to accrued interest on the Old Notes, which would be taxable as ordinary interest income). The issue price of the New Notes will depend on whether the Old Notes or the New Notes are “publicly traded” within the meaning of applicable Treasury regulations. If either the Old Notes or the New Notes are publicly traded, the issue price of the New Notes will equal the fair market value of the New Notes (if the New Notes are publicly traded) or the Old Notes (if the New Notes are not publicly traded), in each case on the date of the deemed exchange. If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes will equal an imputed principal amount determined under applicable Treasury regulations. While not clear, Mercury believes that the Old Notes and the New Notes are publicly traded within the meaning of the applicable Treasury regulations.

If the deemed exchange is treated as a wash sale within the meaning of Section 1091 of the Code, U.S. Holders would not be allowed to currently recognize any loss resulting from the deemed exchange. Instead, such loss will be deferred, and would be reflected as an increase in the basis of the New Notes. U.S. Holders should consult their own tax advisers regarding whether the deemed exchange may be subject to the wash sale rules.

Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the deemed exchange, the Old Notes have been held for more than one year. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations. A U.S. Holder’s holding period for a New Note will commence on the date immediately following the date of the deemed exchange, and the U.S. Holder’s initial tax basis in the New Note will be the issue price of the New Note.

If a U.S. Holder holds Old Notes acquired at a “market discount,” any gain recognized by the holder on the deemed exchange of the Old Notes would be recharacterized as ordinary interest income to the extent of accrued market discount that had not previously been included as ordinary income.

Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange were less than its stated principal amount, the New Note would have original issue discount for U.S. federal income tax purposes, which would be included in a U.S. Holder’s gross income on a constant yield basis in advance of the receipt of cash attributable to the discount. Information regarding any original issue discount on the New Notes will be available in Internal Revenue Service Publication 1212.

Taxation of the Consent Fee

The law is unclear with respect to the U.S. federal income tax treatment of the Consent Fee. The receipt of the Consent Fee by a U.S. Holder may be treated either as additional consideration received in the deemed exchange of Old Notes for New Notes or as separate consideration for consenting to the Proposed Waiver, in which case the Consent Fee would constitute ordinary income to the U.S. Holder. Mercury intends to treat the Consent Fee as additional consideration received in the deemed exchange of Old Notes for New Notes. There can be no assurance, however, that the Internal Revenue Service (“IRS”) will not successfully assert a contrary position.

Tax Considerations for Non-Consenting U.S. Holders

The Proposed Waiver will not be a significant modification to non-consenting U.S. Holders, and therefore, subject to the discussion in the next paragraph, the Consent Solicitation will generally have no U.S. federal income tax consequences to such holders.

As described above under “Tax Considerations for Consenting U.S. Holders — Deemed Exchange of Notes,” Consenting Holders will be deemed to have received New Notes if the Proposed Waiver becomes effective. Such New Notes will have the same CUSIP numbers as the Notes held by non-consenting U.S. Holders, but may have more original issue discount for U.S. federal income tax purposes. Because the Notes held by the non-consenting U.S. Holders will be indistinguishable from the New Notes, it is possible that the IRS will successfully assert that such Notes have the same amount of original issue discount as the New Notes, particularly if a non-consenting U.S. Holder or its transferee cannot prove that its Notes are not New Notes. Non-consenting U.S. Holders should consult their own tax advisers regarding whether their Notes may be treated as having additional original issue discount for U.S. federal income tax purposes as a result of the fungibility of their Notes and the New Notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Fee and deemed interest payments with respect to a deemed exchange of Old Notes for New Notes. A U.S. Holder will be subject to U.S. backup withholding on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Holders should consult their own tax advisers as to the tax consequences of the Consent Solicitation, including whether the Notes are publicly traded for U.S. federal income tax purposes, whether the wash sale rules apply, the proper characterization of the Consent Fee for U.S. federal income tax purposes and the tax consequences of the Consent Solicitation to non-consenting holders.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a nonresident alien fiduciary or a foreign estate or trust.

This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Mercury entitled to vote, who are controlled foreign corporations related to Mercury through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of Mercury. Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition. Such Non-U.S. Holders will generally be subject to special rules and should consult their own tax advisers regarding the U.S. federal income tax consequences applicable to their particular situation.

Tax Considerations for Consenting Non-U.S. Holders

Deemed Exchange of Notes

Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on a deemed exchange of Old Notes for New Notes (as described above under “Tax Consequences to U.S. Holders — Tax Considerations for Consenting U.S. Holders — Deemed Exchange of Notes”) will not be subject to U.S. federal income tax.

Deemed payments of interest (including original issue discount, if any) to any Non-U.S. Holder on a deemed exchange of Old Notes for New Notes will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.

Taxation of the Consent Fee

The law is unclear with respect to the tax treatment of the Consent Fee. If the receipt of a Consent Fee by a Non-U.S. Holder is treated as separate consideration for consenting to the Proposed Waiver, such payment may be subject to U.S. withholding tax at a 30% rate, subject to reduction pursuant to an applicable treaty. Although Mercury intends to treat the Consent Fee as additional consideration received in the deemed exchange of Old Notes for New Notes, because the law is unclear, Mercury intends to withhold taxes from the payment of the Consent Fee unless an exemption or partial reduction is properly established. Non-U.S. Holders are urged to consult their own tax advisers as to the U.S. federal income tax treatment of the Consent Fee and the possibility of obtaining a refund with respect to any U.S. federal taxes withheld therefrom.

Tax Considerations for Non-Consenting Non-U.S. Holders

Subject to the discussion in the next paragraph, the Consent Solicitation will have no U.S. federal income tax consequences to any non-consenting Non-U.S. Holders.

As discussed above under “Tax Consequences to U.S. Holders— Tax Considerations for Non-Consenting U.S. Holders”), it is possible that the IRS will assert that the Notes have additional original issue discount for U.S. federal income tax purposes. Therefore, non-consenting Non-U.S. Holders are urged to provide Mercury with an IRS Form W-8BEN if they have not already done so.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Fee and any deemed interest payments with respect to any deemed exchange of Old Notes for New Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, the Non-U.S. Holder may be subject to U.S. backup withholding on any Consent Fee payments or deemed interest payments with respect to the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

AVAILABLE INFORMATION

Mercury is currently subject to the informational requirements of the Exchange Act and is required to file certain reports and other information with the Securities and Exchange Commission (the “SEC”). However, Mercury has failed to timely file its quarterly report on Form 10-Q for the quarter ended June 30, 2005 and Mercury’s special committee has determined that the previously issued financial statements for the years ended 2002, 2003 and 2004, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Quarterly Reports on Form 10-Q filed with respect to each of these fiscal years and the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2005 should not be relied upon. The reports Mercury has filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC.

INCORPORATION BY REFERENCE

Except as provided below, the following documents have been filed with the SEC and are incorporated herein by reference:

•	Mercury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Mercury’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Current Reports on Form 8-K filed on July 8, 2005 (with the exception of Items 2.02 and 9.01), July 28, 2005 (with the exception of Items 2.02 and 9.01), August 8, 2005, August 17, 2005 (with the exception of Items 2.02 and 9.01), August 29, 2005 and October 4, 2005 (with the exception of Items 2.02 and 9.01); and

•	Current Reports on Form 8-K/A filed on July 8, 2005 and July 28, 2005.

All documents Mercury files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and before the termination of the Consent Solicitation shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents.

The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in any documents and reports filed by Mercury pursuant to Sections 13(a),

13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and on or prior to the Consent Date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Mercury specifically does not incorporate in this Consent Solicitation Statement any of its historical financial statements filed, or financial information included, in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 or in any Current Report on Form 8-K.

Mercury will provide, without charge, to each person to whom a copy of this Consent Solicitation Statement is delivered, upon written request of such person, a copy of any documents incorporated into this Consent Solicitation Statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this Consent Solicitation Statement incorporates. Requests for such copies should be directed to Mercury Interactive Corporation, 379 North Whisman Road, Mountain View, California 94043, Attention: General Counsel, telephone number: (650) 603-5200.

FORWARD-LOOKING STATEMENTS

The statements in this Consent Solicitation Statement that relate to matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including without limitation, statements regarding the estimated amounts of write-downs and write-offs, and Mercury’s expected operating and performance outlook. When used in this Consent Solicitation Statement and the documents incorporated by reference, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements. Further events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

•	the risk of possible changes to Mercury’s financial statements;

•	the results of the internal investigation initiated under the direction of Mercury’s special committee; and

•	the costs of these matters, and the potential disruptive effects of these matters on Mercury’s business.

The expectations of Mercury concerning any adjustments to its financial statements as a result of the independent investigation are also “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The final results of the independent investigation may result in adjustments that are materially greater or different from the adjustments Mercury currently expects. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements contained in this Consent Solicitation Statement speak only as of the date of this Consent Solicitation Statement, and, unless otherwise required by law, Mercury disclaims any duty or obligation to update any forward-looking statements; however, readers should carefully review reports or documents that are periodically filed with the SEC.

MISCELLANEOUS

The Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Mercury may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of Mercury by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Mercury has retained MacKenzie Partners, Inc. to serve as its information agent and tabulation agent for the consent solicitation and has also retained Chanin Capital Partners as a financial advisor for the consent process. Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Attention: Kevin Auten

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Facsimile: (212) 929-0308

Email: proxy@mackenziepartners.com